Exhibit 10.3

Amendment No. 1

to

Energous Corporation

2015 Performance Share Unit Plan

Amendment No. 1 (the “Amendment”), dated May 21, 2015, to the 2015 Performance Share Unit Plan (the “Existing Plan”; as amended hereby, the “Plan”), of Energous Corporation, a Delaware corporation (the “Company”).

Statement of Purpose

The Plan was approved by the Company’s Board of Directors on April 10, 2015, and by its stockholders on May 21, 2015, and became effective on such date. The Company wishes to amend the Plan to revise the treatment of Awards upon a Change of Control.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

1.            Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2.            Amendment to Existing Plan.

Section 10.2.1(a) Accelerated Vesting. Is hereby deleted in its entirety and replaced with the following:

“(a)            Accelerated Vesting. In the event of a Change in Control, all outstanding Awards made to non-employee directors shall be automatically deemed earned based on the applicable transaction price and such Awards shall be payable in full in connection therewith and any portion of any outstanding Award not earned based on the applicable transaction price shall be cancelled and forfeited. In the event of a Change in Control, all other outstanding Awards shall be automatically deemed earned based on the applicable transaction price and such Awards shall be payable as provided in the applicable Award Agreement and any portion of any outstanding Award not earned based on the applicable transaction price shall be cancelled and forfeited.”

3.            Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.             Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

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Effective this 21st day of May, 2015.